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                                                                       EXHIBIT 2

            ASSIGNMENT OF INTEREST IN INNOVATION GROWTH PARTNERS, LLC
                        AND AGREEMENT AS TO OTHER MATTERS

         This Assignment of Interest in Innovation Growth Partners, LLC and Agreement as to Other Matters (the "Agreement") is made as of this 18th day of April, 2002 by and among each of Innovation Growth Partners, LLC, a Delaware limited liability company (the "Company"), Innovation Growth Partners II, LLC, a Delaware limited liability company ("IGP II"), Richard Dole ("Dole"), Frederick
A. Huttner ("Huttner"), James H. West ("West"), (Dole, Huttner and West are collectively referred to herein as the "IGP Parties"), and Calton, Inc., a New Jersey corporation ("Calton") and certain parties named on the signature pages hereto for the limited purposes stated therein.

         WHEREAS, Calton owns certain membership interests in the Company, including the membership interest issued to it by the Company pursuant to the Operating Agreement dated June 19, 2000 (the "Original Interest"), the Class A Membership Interest (the "Class A Interest") and Class B Membership Interest (the "Class B Interest") issued to it pursuant to the Amendment No. 1 to Operating Agreement dated as of September 7, 2001 (the "First Amendment");

         WHEREAS, Calton wishes to sell to the Company, and the Company wishes to acquire from Calton, Calton's entire right, title, interest, and ownership in the Company;

         WHEREAS, IGP II wishes to transfer to Calton, and Calton wishes to acquire from IGP II, IGP II's rights under a certain Warrant to purchase 25,000 shares of Common Stock of Miresco Investment Services, Inc. ("Miresco") executed as of July 12, 2001 and effective as of May 25, 2001 (the "Warrant");

         WHEREAS, IGP wishes to transfer to Calton, and Calton wishes to acquire from IGP, a contingent interest in any proceeds which IGP may realize from the dissolution of MindSearch Limited Partnership, a Texas limited partnership ("MindSearch Partnership");

         NOW, THEREFORE, in consideration of the mutual premises herein set forth, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. ASSIGNMENT OF INTERESTS BY CALTON. Calton hereby assigns and transfers to the Company its entire ownership interest in the Company, including the Original Interest, the Class A Interest and the Class B Interest, and acknowledges that it no longer has ownership, any claim of ownership, or any right to acquire any ownership, in the Company and is no longer a member of the Company. Calton represents and warrants to the Company that it has good and marketable title to such ownership interest and such ownership interest is being transferred to the Company free of all liens, charges and encumbrances.

2.       RESIGNATION OF CALTON REPRESENTATIVES. Anthony J. Calderone and Robert
         E. Naughton hereby resign as Managers of the Company.



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3.       DISSOLUTION PROCEEDS.

         (a) IGP, IGP II, and the IGP Parties each hereby agree that each shall pay to Calton the net proceeds it receives (if any) upon the dissolution and liquidation of MindSearch Partnership (the "Dissolution Interest") after deduction from such proceeds of any income tax attributable to such proceeds. IGP, IGP II and the IGP Parties each hereby represent and warrants to Calton that other than through any ownership interest (if any, and as applicable to each such party) in IGP, II, MindSearch, Inc., a Delaware corporation, MindSearch Management, L.L.C., a Delaware limited liability company ("MindSearch Management") and its direct ownership interest in MindSearch Partnership, such party does not have any direct or indirect ownership interest in MindSearch Partnership. IGP, IGP II and the IGP parties agree that in the event that MindSearch, Inc receives any proceeds from the dissolution and liquidation of MindSearch Partnership, they will use their best efforts to cause MindSearch, Inc to dividend the net proceeds received to its shareholders after the deduction of any tax on MindSearch, Inc. applicable to such proceeds. In addition, to the extent they have knowledge of same, each of the IGP Parties agrees to provide prompt notice to Calton of the sale or other disposition of any of the assets of MindSearch Partnership other than as contemplated by Section 3(d) below.

         (b) The parties hereto acknowledge that the agreement to pay to Calton provided for in Section 3(a) above represents an agreement to pay proceeds when, and if, any proceeds are received by them from the dissolution of MindSearch Partnership only and does not impose on Calton, or convey to Calton, any rights, duties, liabilities or obligations as a member or partner of either IGP, IGP II, MindSearch Management, MindSearch Partnership or any other entity. The conveyance of the Dissolution Interest to Calton, and the ownership of the Dissolution Interest by Calton, does not create or evidence any duty, liability, or obligation of IGP to Calton except as expressly stated herein. Any other duty, liability or obligation which may be implied by law or at equity is hereby expressly waived and negated by Calton.

         (c) IGP, IGP II, and the IGP Parties each agree that in the event that it acquires, directly or indirectly, any additional interest in MindSearch Partnership or the property or assets of MindSearch Partnership or any successor thereto, it shall promptly notify Calton in writing (the "Offer Notice") of such acquisition and Calton shall have the option of acquiring such interest, property or assets upon the same terms as were provided to IGP. Calton shall provide written notice of its election to exercise the option (the "Exercise Notice") provided in this Section 3(d) within thirty (30) days of the receipt of the Offer Notice. If the Election Notice is not provided within such thirty (30) day period, the option shall expire. Any closing of a transaction between Calton and IGP, IGP II, and the IGP Parties pursuant to this Section 3(d) shall occur within thirty (30) days of the receipt of the Election Notice by the applicable party.

         (d) Each of IGP, IGP II, and the IGP Parties hereby represents and warrants to Calton that they have received no distribution from the MindSearch Partnership since




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                  March 1, 2002 other than (i) the payment of $8,225 IGP has received in partial repayment of that certain note dated _________, 2002 from MindSearch Partnership to IGP in the original principal amount of $___________, and (ii) the payment of approximately $2,000 as the remaining cash assets of MindSearch Partnership received by IGP and held for payment to IGP, and certain other creditors (none of which is an IGP Party).

4.       ASSIGNMENT OF MIRESCO WARRANTS.

         (a) IGP II does hereby transfer and assign to Calton its entire right, title and interest in the Warrant and all rights applicable to the shares of Miresco common stock issuable upon the exercise of the Warrant under the Amended and Restated Registration Rights Agreement executed on or about July 18, 2002 by Miresco, IGP II and the other parties thereto. IGP II does hereby represent and warrant to Calton that it has good and marketable title to the Warrant. Such Warrant is being transferred and assigned to Calton free of all liens, charges and encumbrances except those liens, charges, or encumbrances which may (i) be imposed thereon by the terms of the document evidencing such Warrant and (ii) be imposed upon the holder of such Warrant under the governing corporate documents of Miresco, and applicable state and federal securities and corporate laws. Contemporaneous with the execution of this Agreement, IGP II shall execute and deliver the form of "Assignment in Full" annexed to the Warrant and name Calton as the assignee therein. To the extent that Miresco requires an opinion of counsel to effect the transfer and assignment of the Warrant, IGP agrees that it will arrange for the delivery of such opinion at its cost.

         (b) Each of the IGP Parties hereby represents and warrants to Calton that the number of shares of Series A Preferred Stock of Miresco issued to IGP have not and will not be increased pursuant to Section H(9) of that certain Amended and Restated Certificate of Designation, Rights, Preferences and Limitations of Miresco dated July 18, 2001.

5. CASH PAYMENT. Immediately upon the execution of this Agreement, the Company shall pay to Calton the sum of One Million Thirty Thousand Dollars ($1,030,000). Such payment shall be made by wire transfer of immediately available funds to an account designated by Calton.

6. CANCELLATION OF OPTION ARRANGEMENT. Each of the IGP Parties acknowledges and agrees that the obligations of Calton to award options to acquire Calton common stock under the letter agreement executed by Calton and the Company on or about June 19, 2000 is hereby cancelled and of no further force and effect.

7. REPRESENTATIONS AND WARRANTIES. Each of the parties hereto represent and warrant one to another that (a) it has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder; (b) if such party is an entity, the execution and delivery by it and the performance of its obligations hereunder do not and will not conflict with or result in any violation or default under its organizational documents or any agreement or instrument to which it is a party or by which its property or assets may




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         be bound; (c) such party has received independent tax and legal advice from attorneys of his choice with respect to the advisability of executing this Agreement; (d) such party has made such investigation of the facts pertaining to this Agreement, and all of the matters pertaining thereto, as he deems necessary; (e) except as expressly provided herein, no person has made any statement or representation to such party regarding any fact relied upon by such party in entering into this Agreement and each party specifically does not rely upon any statement, representation, or promise of any other person in executing this Agreement; (f) such party relies on the finality of this Agreement as a material factor inducing his execution of this Agreement, and the obligations under this Agreement; and (g) such party will not take any action which would interfere with the performance of this Agreement by any other party or which would adversely affect any of the rights provided for herein.

8. FURTHER ASSURANCES. Each of the parties hereto agree, that at the reasonable request of another party hereto, it will take such further action and execute, deliver and acknowledge where necessary from time to time such other and further things as may be reasonably necessary to more fully and effectively consummate the transactions contemplated by this Agreement.

9. COOPERATION IN ACCOUNTING AND TAX MATTERS. From and after the date hereof, IGP and the IGP Parties shall cooperate in furnishing such accounting and tax records relating to the Company as may be reasonably requested by Calton.

10. RELEASE OF CALTON. IN CONSIDERATION OF THE BENEFITS RECEIVED BY IGP AND THE IGP PARTIES HEREUNDER, IGP AND THE IGP PARTIES HEREBY RELEASE, RELINQUISH AND FOREVER DISCHARGE CALTON, AS WELL AS ITS PREDECESSORS, SUCCESSORS, ASSIGNS, AGENTS, OFFICERS, DIRECTORS, EMPLOYEES, AFFILIATES, INSURERS, ATTORNEYS AND REPRESENTATIVES (THE "CALTON INDEMNITY PARTIES"), OF AND FROM ANY AND ALL CLAIMS, DEMANDS, ACTIONS AND CAUSES OF ACTION OF ANY AND EVERY KIND OR CHARACTER, PAST OR PRESENT, WHICH IGP AND THE IGP PARTIES MAY HAVE AGAINST THE CALTON INDEMNITY PARTIES, ARISING OUT OF OR WITH RESPECT TO ANY AND ALL AGREEMENTS, REPRESENTATIONS, WARRANTIES, OR TRANSACTIONS RELATING TO OR ARISING OUT OF IGP, IGP II, MINDSEARCH, INC., MIRESCO, MINDSEARCH MANAGEMENT, MINDSEARCH PARTNERSHIP, OR THE OPERATION OR MANAGEMENT OF, OR INVESTMENT IN ANY OF THE FOREGOING, OCCURRING PRIOR TO THE DATE HEREOF, INCLUDING ANY LOSS, COST OR DAMAGE, OF ANY KIND OR CHARACTER, ARISING OUT OF OR IN ANY WAY CONNECTED WITH OR IN ANY WAY RESULTING FROM THE ACTS, ACTIONS OR OMISSIONS OF CALTON, AND ITS PREDECESSORS, SUCCESSORS, ASSIGNS, AGENTS, OFFICERS, DIRECTORS, EMPLOYEES AND REPRESENTATIVES, INCLUDING ANY BREACH OF FIDUCIARY DUTY, BREACH OF ANY DUTY OF FAIR DEALING, BREACH OF LOYALTY, BREACH OF CONFIDENCE, BREACH OF FUNDING COMMITMENT, UNDUE INFLUENCE, DURESS, ECONOMIC COERCION, CONFLICT OF INTEREST, NEGLIGENCE, BAD FAITH, MALPRACTICE, INTENTIONAL OR NEGLIGENT INFLICTION OF MENTAL DISTRESS, TORTIOUS INTERFERENCE WITH CONTRACTUAL RELATIONS, TORTIOUS INTERFERENCE WITH CORPORATE GOVERNANCE OR PROSPECTIVE BUSINESS ADVANTAGE, BREACH OF CONTRACT, DECEPTIVE TRADE PRACTICES, LIBEL, SLANDER OR CONSPIRACY EXCEPT THAT THE RELEASE HEREBY GIVEN SHALL NOT APPLY TO (I) THE OBLIGATIONS OF CALTON UNDER THE PROVISIONS OF THIS AGREEMENT, (II) ANY BREACH OF THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT OR (III) ANY ILLEGAL OR CRIMINAL CONDUCT OR ACTIVITY.




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11.      RELEASE OF IGP PARTIES. IN CONSIDERATION OF THE BENEFITS RECEIVED BY
         CALTON HEREUNDER, THE CALTON INDEMNITY PARTIES HEREBY RELEASE, RELINQUISH AND FOREVER DISCHARGE IGP, IGP II, EACH OF THE IGP PARTIES, MINDSEARCH, INC., MINDSEARCH MANAGEMENT, MINDSEARCH PARTNERSHIP, MIRESCO (THE "IGP INDEMNITY PARTIES") AS WELL AS THEIR RESPECTIVE PREDECESSORS, SUCCESSORS, ASSIGNS, AGENTS, OFFICERS, DIRECTORS, MANAGERS, MEMBERS, EMPLOYEES, AFFILIATES, INSURERS, ATTORNEYS AND REPRESENTATIVES, OF AND FROM ANY AND ALL CLAIMS, DEMANDS, ACTIONS AND CAUSES OF ACTION OF ANY AND EVERY KIND OR CHARACTER, PAST OR PRESENT, WHICH THE CALTON INDEMNITY PARTIES MAY HAVE AGAINST THE IGP INDEMNITY PARTIES ARISING OUT OF OR WITH RESPECT TO ANY AND ALL AGREEMENTS, REPRESENTATIONS, WARRANTIES, OR TRANSACTIONS RELATING TO OR ARISING OUT OF IGP, IGP II, MINDSEARCH, INC., MIRESCO, MINDSEARCH MANAGEMENT, MINDSEARCH PARTNERSHIP, OR THE OPERATION OR MANAGEMENT OF, OR INVESTMENT IN ANY OF THE FOREGOING, OCCURRING PRIOR TO THE DATE HEREOF, INCLUDING ANY LOSS, COST OR DAMAGE, OF ANY KIND OR CHARACTER, ARISING OUT OF OR IN ANY WAY CONNECTED WITH OR IN ANY WAY RESULTING FROM THE ACTS, ACTIONS OR OMISSIONS OF THE IGP INDEMNITY PARTIES, INCLUDING ANY BREACH OF FIDUCIARY DUTY, BREACH OF ANY DUTY OF FAIR DEALING, BREACH OF LOYALTY, BREACH OF CONFIDENCE, BREACH OF FUNDING COMMITMENT, UNDUE INFLUENCE, DURESS, ECONOMIC COERCION, CONFLICT OF INTEREST, NEGLIGENCE, BAD FAITH, MALPRACTICE, INTENTIONAL OR NEGLIGENT INFLICTION OF MENTAL DISTRESS, TORTIOUS INTERFERENCE WITH CONTRACTUAL RELATIONS, TORTIOUS INTERFERENCE WITH CORPORATE GOVERNANCE OR PROSPECTIVE BUSINESS ADVANTAGE, BREACH OF CONTRACT, DECEPTIVE TRADE PRACTICES, LIBEL, SLANDER OR CONSPIRACY EXCEPT THAT THE RELEASE HEREBY GIVEN SHALL NOT APPLY TO (I) THE OBLIGATIONS OF IGP AND THE IGP PARTIES UNDER THE PROVISIONS OF THIS AGREEMENT, (II) ANY BREACH OF THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT OR (III) ANY ILLEGAL OR CRIMINAL CONDUCT OR ACTIVITY.

12. AFTER-DISCOVERED FACTS. It is understood by each party that there is a risk that subsequent to the execution of this Agreement, a party may discover facts different from or in addition to the facts which he now knows or believes to be true with respect to the subject matter of this Agreement, or that certain debts, claims, expenses, or liabilities presently known may be or become greater than a party now expects or anticipates. Each party intends this agreement to apply to all unknown or unanticipated results, as well as those known and anticipated, and it is the intention of each Party to hereby fully, finally, absolutely, and forever resolve any and all claims and disputes which have existed, do exist, or may exist relating to the Company or its activities.

13. APPROVAL OF PURCHASE. WHTP, L.L.C. and Dole hereby: (a) approve the purchase of the ownership interest from Calton for the consideration stated herein and the agreement to pay the Dissolution Interest and (b) approve, ratify and adopt as the act and deed of the Company any acts undertaken by any manager, member, officer, or agent thereof in connection with the purchase of the ownership interest by the Company.

14. CONTINUATION OF COMPANY. WHTP, L.L.C. and Dole hereby agree that the Company shall continue and shall not be dissolved because of the retirement and redemption of the Calton ownership interests or the withdrawal of Calton as a member of the Company.




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15.      Miscellaneous.

         (a) SURVIVAL. The representations, warranties and covenants set forth in this Agreement shall survive the closing of the transactions contemplated by this Agreement.

         (b) ATTORNEY'S FEES TO ENFORCE THIS AGREEMENT OR IN SUBSEQUENT LITIGATION. In the event any party shall maintain or commence any action, proceeding, or motion against any other party to enforce this Agreement or any provision thereof, the prevailing party therein shall be entitled to recover, in addition to any other recoverable damages, his actual attorneys' fees and costs therein incurred.

         (c) COSTS. Each party shall pay its own legal fees and expenses incidental to the execution of this Agreement and the consummation of the transactions contemplated hereby.

         (d) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of the transferees, successors, assigns, heirs, beneficiaries, executors, administrators, partners, agents, employees, and representatives of each party.

         (e) COUNTERPART EXECUTION. This Agreement may be executed in multiple counterparts each of which may be deemed an original and shall become effective when the separate counterparts have been exchanged among the parties.

         (f) CONSTRUCTION. Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party.

         (g) HEADINGS. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

         (h) VARIATION OF PROVISIONS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the identity of the person or persons may require.

         (i) ENTIRE AGREEMENT. This Agreement contains the entire understanding among the parties and supersedes any prior written or oral agreements between them respecting the subject matter of this Agreement. There are no representations, agreements, arrangements, or understandings, oral or written, between the parties relating to the subject matter of this Agreement that are not fully set forth herein.



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         IN WITNESS WHEREOF, the parties have executed this Agreement as of this
18th day of April, 2002.

                                       INNOVATION GROWTH PARTNERS, L.L.C.



                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------



                                       INNOVATION GROWTH PARTNERS II, L.L.C.



                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

                                              ----------------------------------
                                              Richard Dole

                                              ----------------------------------
                                              Frederick A. Huttner

                                              ----------------------------------
                                              James H. West



                                       CALTON, INC.



                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

                                              ----------------------------------
                                              Anthony J. Calderone

                                              ----------------------------------
                                              Robert E. Naughton

Executed solely to acknowledge its agreement to the provision of Sections 13 and 14 hereof:

                                       WHTP, L.L.C.


                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------





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